Ex 23(i)(ii)

THOMPSON ATLANTA   BRUSSELS   CINCINNATI   CLEVELAND   COLUMBUS    DAYTON    NEW YORK  WASHINGTON, D.C.

HINE

July 16, 2007

Catalyst Funds 630 Fitzwatertown Road Building A, 2nd Floor Willow Grove, PA 19090

Re:  Catalyst Funds, File Nos. 333-132541 and 811-21872

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 2 to the Catalyst Funds Trust Registration Statement on May 4, 2007.  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 6 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP

JMS